Exhibit (10)(d)

                                   ASSIGNMENT

         AGREEMENT made and entered into this 13th day of March, 2002, by and between ROBERT W. VANDINE (hereinafter referred to as "Assignor") residing at 416 VanDine Road, Montoursville, PA 17754 and MURRAY UNITED DEVELOPMENT CORP. (hereinafter referred to as "Assignee") with an address of c/o Anthony S. Campo, P.O. Box 669, Huntington, New York 11749.

         WHEREAS, Assignor is the sole owner of all right, title, and interest in and to A METHOD OF TREATING FLUE GASES WITH A FLUE GAS SCRUBBING REAGENT (hereinafter referred to as "METHOD OF TREATING"), which is the subject, in part, of a pending U.S. Provisional Patent Application entitled FLUE GAS SCRUBBING REAGENT AND PROCESS EMPLOYING THE SAME filed under application serial no. 60/313,087 on August 17, 2001.

         WHEREAS, Assignor wishes to assign his entire right, title, and interest in and to the invention and the portion of said provisional patent application directed to and covering said "METHOD OF TREATING"); and

         WHEREAS, Assignee is desirous of acquiring the exclusive worldwide rights to said METHOD OF TREATING and the portion of said provisional patent application pertaining thereto.


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         THEREFORE, in consideration of the sum of ONE DOLLAR paid to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and conveys unto Assignee the entire right, title and interest for the United States and the territories thereof, and for all foreign countries including the rights to claim priority under the laws of all countries or under the International Convention or other present or future conventions between or among countries, in and to the invention relating to said METHOD OF TREATING and to the provisional patent application serial no. 60/313,087 filed August 17, 2002 as it pertains solely to said METHOD OF TREATING and in and to any patent which may issue on said application, and to any other application filed in the United States or elsewhere, including divisions, continuations, and patents of importation, and any patents resulting therefrom, aimed to cover said inventions relating to said METHOD OF TREATING as disclosed in said applications, and any reissue, extension or renewal thereof.

         Assignor hereby authorizes and requests the Patent Office Officials in the United States and any and all foreign countries to issue any and all of said Letters patent, when granted, to Assignee for the use and enjoyment of the Assignee, its successors and assigns.




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         And Assignor hereby binds himself, his heirs, legal representatives, administrators and assigns to communicate any facts and provide evidence to said Assignee, or his representatives known to him respecting said invention and testify in any legal proceeding, sign all prepares, execute all necessary assignment papers to cause any and all of said Letters patent to be issued to Assignee, make all oaths, petitions, or execute other papers and instruments and generally do everything which in the opinion of counsel for said Assignee, its successors and assigns, may be required or necessary to obtain and enforce protection for said invention or inventions in the United States and in any and all foreign countries, and to carry into full force and effect the sale, assignment and transfer hereby made or agreed to be made.


                                                         /s/ ROBERT W. VANDINE
                                                             -------------------
                                                             ROBERT W. VANDINE